Exhibit 10.4
BIOCRYST PHARMACEUTICALS, INC. STOCK INCENTIVE PLAN
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD
Notice is hereby given that BioCryst Pharmaceuticals, Inc. (the “Company”) has selected you to receive an award of performance-based restricted stock units with respect to the Company’s Common Stock (such award referred to herein as the “RSUs” or “Award”) as described below and granted pursuant to the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan (the “Plan”) and the accompanying Performance-Based Restricted Stock Unit Agreement (the “Agreement”):

Name of Recipient:
Number of Underlying Shares:
Grant Date:
Vesting:
Recipient understands that the Award is granted subject to and in accordance with the express terms and conditions of the Plan and agrees to be bound by and conform to the terms and conditions of the Plan, the Plan Prospectus, this Notice of Performance-Based Restricted Stock Unit Award, and the accompanying Agreement. Recipient acknowledges that, notwithstanding anything to the contrary in any employment or other agreement between Recipient and the Company, the vesting of the RSUs shall not accelerate upon a Change in Control (or any equivalent term as set forth in any applicable written employment agreement); rather, vesting shall accelerate only to the extent provided in the Plan. Recipient acknowledges that copies of the Plan, the Plan Prospectus, and the Agreement have been made available to Recipient.
Recipient hereby directs that tax withholdings in connection with the vesting of the Award be effected through a sale-to-cover transaction specified in Section 6(b)(ii) of the Agreement.
Nothing in this Notice of Performance-Based Restricted Stock Unit Award, the accompanying Agreement, or the Plan shall confer upon the Recipient the right to continue in the service or employment of the Company for any period of specific duration or otherwise restrict in any way the rights of the Company or the Recipient, which rights are hereby expressly reserved by each, to terminate Recipient’s service or employment at any time for any reason whatsoever, with or without cause.

By my signature below, I hereby acknowledge receipt of the Award granted to me on the Grant Date specified above and issued to me pursuant to the terms and conditions of the Plan and the attached Agreement.

By:	Agreed and Accepted:	BIOCRYST PHARMACEUTICALS, INC.
Recipient:
Dated:		Jon P. Stonehouse President & CEO

BIOCRYST PHARMACEUTICALS, INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
WITNESSETH:

RECITALS

A.The Board of Directors (the “Board”) of BioCryst Pharmaceuticals, Inc. (the “Company”) has adopted the Company’s Stock Incentive Plan (the “Plan”) for the purpose of attracting and retaining the services of its employees (including officers and directors), non-employee Board members and consultants and other independent contractors who contribute to the financial success of the Company or its parent or subsidiary corporations.

B.Recipient is an individual who has rendered and is to render valuable services to the Company or its parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of the Restricted Stock Unit Award to Recipient.

NOW, THEREFORE, it is hereby agreed as follows:

The terms and conditions of the Award of performance-based restricted stock units with respect to Common Stock of the Company (the “RSUs”) made to the Recipient, as set forth in the accompanying Notice of Performance-Based Restricted Stock Unit Award (the “Award Notice”), are as follows:

1.Issuance of RSUs.

(a)The RSUs are hereby granted and issued to the Recipient, effective as of the Grant Date set forth in the accompanying Award Notice, in consideration of the employment services rendered and to be rendered by the Recipient to the Company in accordance with Article Three of the Plan. Each RSU represents the right to receive one share of Common Stock, subject to the terms and conditions hereof. This Award is made subject to and awarded upon the terms and conditions set forth in this Agreement and the Plan.

(b)As promptly as practicable following the vesting of the RSUs pursuant to Section 2 (and in all events no later than March 15 of the year following the year of vesting (unless earlier delivery is required by Section 409A of the Code or delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Code)), the Company shall issue, in the name of the Recipient, the number of shares of Common Stock that have vested.

(c)The Recipient agrees that the RSUs shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2.General Vesting Terms; Lapsing of Restrictions.

(a)Vesting Schedule. Subject to Recipient’s continuous employment with or service to the Company from the Grant Date through each applicable Vesting Date (as specified in the Award Notice) (the “Vesting Date”), the RSUs shall vest and no longer be subject to forfeiture to the extent the conditions set forth in the Award Notice are achieved as set forth therein.

(b)Change in Control. If a Change in Control occurs, Article III, Section 2 of the Plan shall govern the treatment of the RSUs in connection therewith.

(c)Continuous Employment and Service. For purposes of this Agreement, Recipient shall be deemed to remain in continuous service with the Company for so long as the Recipient continues to render periodic services to the Company or any parent or subsidiary corporation, whether as an employee, a non-employee member of the Company’s Board of Directors or an independent consultant or advisor. The Recipient shall be deemed to be an “employee” for so long as Recipient remains in the employ of the Company or one or more of its parent or subsidiary corporations subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. For purposes of this Agreement, a corporation shall be considered to be a subsidiary corporation of the Company if it is a member of an unbroken chain of corporations beginning with the Company, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Similarly, for purposes of this Agreement, a corporation shall be considered to be a parent corporation of the Company if it is a member of an unbroken chain ending with the Company, provided each such corporation in the chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.Forfeiture of Unvested RSUs Upon Employment Termination.

In the event that the Recipient ceases to be continuously employed by or continuously in service to the Company or one or more of its parent or subsidiary corporations for any reason or no reason, with or without cause, except as otherwise expressly provided in Section 2 above, all of the RSUs that are unvested as of the time of such employment termination shall be forfeited immediately and automatically to the Company and no shares of Common Stock shall be issued with respect thereto, without the payment of any consideration to the Recipient, effective as of such termination of employment or separation from service. The Recipient shall have no further rights with respect to any RSUs that are so forfeited. If the Recipient is employed by a subsidiary of the Company, any references in this Agreement to employment with the Company shall instead be deemed to refer to employment with such subsidiary.

4.Restrictions on Transfer.

The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein (but may transfer Common Stock after its issuance pursuant to Section 1(b) above). Notwithstanding the foregoing to the extent permitted by applicable law, the RSUs may be assigned in whole or part during the Recipient’s lifetime pursuant to a domestic relations order; provided, however, that such RSUs shall in all cases remain subject to this Agreement (including, without limitation, the forfeiture provisions set forth in Section 3 and the restrictions on transfer set forth in this Section 4) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.
The Company shall not be required: (i) to transfer on its books any of the RSUs (or issue shares of Common Stock with respect thereto) which have been transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such RSUs any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.Rights as a Shareholder.

The Recipient shall have no rights as a shareholder with respect to the RSUs until such times as shares of Common Stock are issued in settlement thereof; provided, however, that if any dividends and distributions with respect to the shares of Common Stock underlying the RSUs are paid in cash or shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be credited to a notional account on behalf of the Recipient subject to the same restrictions on transferability and forfeitability as the related RSUs.

6.Tax Matters.

(a)Acknowledgments. The Recipient acknowledges that Recipient is responsible for obtaining the advice of the Recipient’s own tax advisors with respect to the acquisition and vesting of the RSUs and that Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Recipient understands that the Recipient (and not the Company) shall be responsible for any and all of Recipient’s tax liabilities that may arise in connection with the acquisition, vesting and/or settlement of the RSUs.

(b)Withholding. Unless the Plan Administrator expressly authorizes otherwise, the Recipient shall satisfy all tax withholding obligations arising in connection with the vesting of RSUs by either (i) automatically having withheld or otherwise transferring to the Company, effective as of each Vesting Date, such number of shares of Common Stock underlying the RSUs that vest on such Vesting Date as have a fair market value (calculated in accordance with the Plan) equal to the amount of the applicable tax withholding obligations in connection with the vesting and settlement of such RSUs, or (ii) through a sale-to-cover transaction authorized by the Recipient, pursuant to which an immediate open-market sale of a portion of the shares of Common Stock issued to Recipient will be effected, for and on behalf of the Recipient, by the Company’s designated broker to cover such withholding obligations (however, no sale-to-cover transaction shall be effected unless such a sale is at the time permissible under the Company’s insider trading policies governing the sale of Common Stock). The Recipient further acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient any other federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting and settlement of the RSUs in the event the withholding of shares of Common Stock authorized above is insufficient to satisfy all tax withholding obligations. If requested by the Plan Administrator, the Recipient agrees to satisfy such tax withholding obligations by making a cash payment to the Company on the date of vesting of the

RSUs, in such amount as the Company determines is necessary to satisfy its withholding obligations in connection with the vesting and settlement of such RSUs.

7.Miscellaneous.

(a)Authority of the Plan Administrator. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Plan Administrator shall have full authority and discretion, and shall be subject to all of the protections provided for in the Plan. All decisions and actions by the Plan Administrator with respect to this Agreement shall be made in the Plan Administrator’s sole discretion and shall be final and binding on all.

(b)No Employment or Service Contract. The Recipient acknowledges and agrees that, notwithstanding the fact that vesting and settlement of the RSUs is contingent upon Recipient’s continued employment with, or service to, the Company (or any parent or subsidiary corporation of the Company employing or retaining Recipient), this Agreement does not constitute an express or implied promise of continued employment or service and nothing herein or in the Plan shall confer upon the Recipient any rights to continue in the employment or service of the Company (or any parent or subsidiary corporation of the Company employing or retaining Recipient) for any period of time or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company employing or retaining Recipient) or Recipient, which rights are hereby expressly reserved by each, to terminate Recipient’s service or employment at any time for any reason whatsoever, with or without cause.

(c)Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Recipient shall be in writing and addressed to the Recipient at the address indicated below Recipient’s signature line of the Award Notice or such address as Recipient may provide for the Company to keep on file as updated from time to time. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U. S. Mail, postage prepaid and properly addressed to the party to be notified.

(d)Construction; Amendment. The Recipient acknowledges that Recipient has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan. This Agreement and the RSUs evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having or claiming an interest in the RSUs. This Agreement may only be amended by a writing executed by the parties hereto expressly providing for amendment of this Agreement except that the Plan Administrator may unilaterally make amendments that do not adversely affect Recipient’s rights hereunder, provided timely notice of such amendments is provided to Recipient.

(e)Successors and Assigns. Except to the extent otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors,

administrators, heirs, legal representatives and assigns of Recipient and the successors and assigns of the Company.

(f)Liability of the Company. If the RSUs exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this Award shall be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of this Plan and all applicable laws. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

(g)Compliance with Laws and Regulations. The award of RSUs hereunder and the settlement thereof is subject to compliance by the Company and Recipient with all applicable requirements of law relating thereto and all applicable regulations of any stock exchange or over-the- counter market on which such shares may be listed or traded at the time of such exercise and issuance. In connection with the settlement of RSUs, Recipient shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

(h)Capitalized Terms/Conflict. Capitalized terms not specifically defined herein have the meaning specified in the Plan. In the event of a conflict between the terms and conditions of this Agreement and the Plan, the Plan controls.

(i)Electronic Delivery. Recipient hereby consents to the delivery of information (including, without limitation, information required to be delivered to Recipient pursuant to applicable securities laws) regarding the Company and its subsidiaries and affiliates, the Plan, and the RSUs via Company web site or other electronic delivery.

(j)Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.
(k)Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the internal laws of the State of Delaware without regard to that state’s conflict-of-laws rules.